Exhibit 99.2

DELPHI ANNOUNCES NEW $1.5 BILLION SHARE REPURCHASE PROGRAM

GILLINGHAM, England – January 13, 2015 – Delphi Automotive PLC (NYSE: DLPH) today announced that its Board of Directors has authorized a new share repurchase program of up to $1.5 billion of its outstanding ordinary shares. The new program will commence following the completion of the Company's previous share repurchase program.
"Today’s announcement illustrates our confidence in the long-term growth of Delphi's business and continued strong, free cash-flow generation," said Rodney O'Neal, Delphi's chief executive officer and president. "The new share repurchase program further demonstrates our continued commitment to create and enhance value for our shareholders."
Under the new share repurchase program, Delphi is authorized to repurchase up to $1.5 billion of its outstanding ordinary shares. The timing and amount of any share repurchases will be determined based on market conditions, share price and other factors. Repurchases may be made in the open market or in privately negotiated transactions.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global supplier of technologies for the automotive and commercial vehicle markets. Headquartered in Gillingham, England, Delphi operates major technical centers, manufacturing sites and customer support services in 32 countries, with regional headquarters in Bascharage, Luxembourg; Sao Paulo, Brazil; Shanghai, China and Troy, Michigan, U.S. Delphi delivers innovation for the real world with technologies that make cars and trucks safer as well as more powerful, efficient and connected.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and

“Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

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Investor Contact:
Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Claudia Tapia
248.813.1507
Claudia.Tapia@delphi.com

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